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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Dataware Technologies, Inc. on Form S-8 (File Nos. 33-740496, 33-70498, 33-70500, 333-594, 333-596 and 333-04487) of our reports dated February 13,
1997, on our audits of the consolidated financial statements and financial statement schedule of Dataware Technologies, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in or incorporated by reference in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 31, 1997